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                                      MEMORANDUM

TO:      Don Shapleigh, Internet Organizing Group, Inc. ("IOG")

FROM:    T. Stephen Johnson, T. Stephen Johnson & Associates, Inc. ("TSJ&A")

RE:      Consulting Services to IOG

Date:    June 11, 1996

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This memo sets in writing that TSJ&A will provide regulatory, accounting, bookkeeping, marketing, organizational, and capital procurement support to IOG until such time as the company is fully capitalized and staffed. TSJ&A will be reimbursed for time and expenses associated with this support based on the normal hourly rate charged by TSJ&A individuals and actual documented out-of-pocket expenses. TSJ&A will be reimbursed only upon a successful capitalization of IOG.

Hourly Rate:

         Steve Johnson            $250
         Jim Stokes                180
         All Other Staff            60